UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2012

GXS Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-167650	35-2181508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9711 Washingtonian Boulevard, Gaithersburg, MD	20878
(Address of principal executive offices)	(Zip Code)

301-340-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 29, 2012, GXS Worldwide, Inc. (the “Company”) entered into Amendment No. 1 to Credit and Guaranty Agreement (“Amendment No. 1”), by and among the Company, the Lenders (as defined in the Credit and Guaranty Agreement (as defined below)) party thereto, Wells Fargo Capital Finance, Inc., as administrative agent, and for purposes of Section 4 and 5 thereof, certain subsidiaries of the Company. Amendment No. 1 amends the Company’s Credit and Guaranty Agreement, dated as of December 23, 2009, among the Company, as borrower; certain subsidiaries of the Company, as guarantors; various lenders, Wells Fargo Foothill, Inc., Barclays Capital, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners; Barclays Capital and J.P. Morgan Securities Inc., as co-syndication agents; Citigroup Global Markets Inc., as documentation agent; and Wells Fargo Foothill, Inc., as administrative agent (the “Credit and Guaranty Agreement”).

Amendment No. 1, among other things, (i) extended the Revolving Commitment Expiration Date of the Credit and Guaranty Agreement to March 15, 2015; (ii) eliminated the minimum interest rate associated with the Base Rate and LIBOR; (iii) reduced the Applicable Margin with respect to Eurodollar Rate Loans to 4.50% per annum and with respect to Base Rate Loans to 3.50% per annum; (iv) lowered the Revolving Commitment Fee Percentage to 0.50% per annum; and (v) amended the Net Leverage Ratio to permit the Net Leverage Ratio as of the last day of any Fiscal Quarter to be as high as 5.75:1 commencing with the Fiscal Quarter ending March 31, 2012 and for each Fiscal Quarter ending thereafter.  All defined terms not defined above are as defined in the Credit and Guaranty Agreement.

The foregoing description of Amendment No. 1 and related matters is qualified in its entirety by reference to Amendment No. 1, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendments to Employment Agreements of President and Chief Executive Officer and Named Executive Officers

On February 29, 2012, the employment agreement for Robert E. Segert, President and Chief Executive Officer of GXS Group, Inc. and its principal subsidiaries including the Company, was amended to increase his annual cash bonus opportunity from $400,000 to $600,000.   On the same date the employment agreements for other named executive officers of GXS Group, Inc. and its principal subsidiaries including the Company, also were amended.  Agreements for  Gregg Clevenger, Executive Vice President and Chief Financial Officer, Karl Salnoske, Executive Vice President of Service Delivery and Chief Information Officer, and Steven Scala, Senior Vice President, Corporate Strategy and Development, were amended to increase the annual cash bonus opportunity for Mr. Clevenger from $150,000 to $245,000, for Mr. Salnoske from $175,000 to $245,000 and for Mr. Scala from $140,000 to $150,000.  On February 29, 2012, George Schulze, Senior Vice President, Global Sales, was named Executive Vice President, Global Sales, and his employment agreement was amended to increase his annual base compensation from $350,000 to $375,000 and his annual cash bonus opportunity from $200,000 to $262,500.   The 2012 performance-based cash bonus target for these executives is set pursuant to the Management Bonus Plan for named executive officers and other executive officers, and is based on several components, Company financial performance, certain customer satisfaction and employee engagement indicators and individual performance.  For 2012, Company financial performance will be measured using revenue and Adjusted EBITDA targets (as reflected in the Company’s 2012 financial plan presented to and approved by the Board of Directors).  After determining the level of funding of the executive bonus pool based on the achievement of the corporate components, the annual bonus for the various named executive officers can be adjusted up or down to a maximum of 50 percent based on individual performance.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to Credit and Guaranty Agreement dated February 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GXS WORLDWIDE, INC.

March 5, 2012	By:	/s/ Gregg Clevenger
	Name:	Gregg Clevenger
	Title:	Executive Vice President and Chief Financial Officer